EXHIBIT 21



                            BELPORT CAPITAL FUND LLC
                                  SUBSIDIARIES


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Belport Realty Corporation                                  Delaware

Bel Multifamily Property Trust                              Maryland

Monadnock Property Trust, LLC                               Delaware